EXHIBIT 32.2

Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002 By

Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated: October 31, 2023

I, BJ Parrish, Chief Financial Officer of Clearday, Inc., hereby certify, to my knowledge, that:

1. the accompanying Quarterly Report on Form 10-Q of Clearday, Inc. for the three month period ended March 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Clearday, Inc.

/s/ BJ Parrish
BJ Parrish
Chief Financial Officer